                                                                  Exhibit (a)(3)

NMT MEDICAL, INC.
STOCK OPTIONS
CONFIDENTIAL

                                 Election Form

           Pursuant to the Offer to Exchange Dated March 27, 2001

If you accept the offer to exchange options, the Eligible Options described in Table 1 will be exchanged for New Options described in Table 2. You will keep all of the Retained Options, if any, described in Table 3. If you accept the exchange, your total number of options will equal the New Options in Table 2 plus the Retained Options in Table 3.

If you do not accept the offer to exchange options, there will be no change to your existing option grants and you will not receive the New Options described in Table 2.

Table 1: Eligible options (to be exchanged for New Options if you accept the offer):

    Plan/Type          Grant Date          Grant Number            Shares            Strike Price        Expiration Date
--------------------------------------------------------------------------------------------------------------------------


Table 2: New Options (to be granted in exchange for Eligible Options if you accept the offer):

    Plan/Type          Grant Date          Grant Number            Shares            Strike Price*       Expiration Date
--------------------------------------------------------------------------------------------------------------------------

* The Strike Price will equal the closing price of the common stock of NMT Medical as quoted on The Nasdaq National Market on the Grant Date,
   March 27, 2001.


Table 3: Retained Options (not affected whether or not you accept the offer):

    Plan/Type          Grant Date          Grant Number            Shares            Strike Price        Expiration Date
--------------------------------------------------------------------------------------------------------------------------



Please check one box below, sign and date where indicated, provide your home telephone number, and return this form to Philip A. Hoffstein. Also, please note that you do not need to include any option letters or other documents relating to the options that you are returning, if any. NMT Medical will exchange and cancel such options electronically and update your option records accordingly.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               Signature of Owner

[_]  I ACCEPT the offer to exchange options

[_]  I DO NOT accept the offer to exchange options

X                                                        Date:
  -------------------------------------------                  ----------------
  Signature

Home Telephone Number (with area code):
                                        -------------------------------